Exhibit 99 (a)

NASDAQ: BOKF

For More Information:                        Steven Nell
                                             Chief Financial Officer
                                             BOK Financial
                                             (918) 588-6319

                                             Danny Boyd
                                             Corporate Communications
                                             BOK Financial
                                             (918) 588-6348

                  BOK Financial Reports First Quarter Earnings
     Net Interest Revenue Growth, Fees Help Offset Mortgage Banking Slowdown

     TULSA, Okla. (Tuesday, April 27, 2004) - Growth in both net interest revenue and fee revenue contributed to first quarter net income at BOK Financial Corporation.

     BOKF reported net income of $39.2 million, or 60 cents per diluted share, for the first quarter of 2004 compared with net income of $43.5 million, or 67 cents per diluted share, for the same period of 2003.

     Mortgage banking revenue decreased $5.0 million, after taxes, compared with the first quarter of 2003 as refinancing activities subsided. Gains from securities sales decreased $3.4 million, after taxes, compared with last year. During the quarter, the company also contributed appreciated securities to the BOk Charitable Foundation, which reduced net income by $1.4 million, or 2 cents per share. Growth in net interest revenue and other fee-generating activities partially offset the reduction in net income from these sources.

     "Recent signs of strength in the economy have improved our net interest revenue and other fee income sources, which offset the slowdown in mortgage banking revenue," said President and CEO Stan Lybarger. "Our loan portfolio increased 8 percent, on average, from a year ago which contributed to our revenue growth."

     Net interest revenue increased $7.3 million, or 8 percent, due to growth in average earning assets. Average loans and securities increased $546 million and $445 million, respectively, compared with the first quarter of 2003. Net interest margin, which decreased 12 basis points to 3.45 percent compared with last year, continued to increase from a low point of 3.32 percent for the third quarter of 2003.

     Non-interest revenue from fees and commissions increased $3.7 million, or 5 percent, compared with the first quarter of 2003. Trust fees grew 35 percent to $13.7 million due to increased fair value of assets managed and the acquisition of Colorado State Bank and Trust during 2003. The fair value of trust assets increased 24 percent to $21 billion at March 31, 2004, compared with a year ago. The growth in trust assets included $2.6 billion due to value appreciation and new business, and $1.6 billion from the CSBT acquisition. Service charges on deposit accounts increased $3.2 million, or 17 percent. Transaction card revenue grew $2.0 million, or 16 percent, due to increased transaction volumes. The combined growth in all other categories of fee revenue offset a $7.8 million decrease in mortgage banking revenue. Mortgage servicing revenue fell by $1.4 million due to a 16 percent decrease in the principal balance of loan serviced for others. Secondary marketing gains decreased $6.4 million as the volume of loans funded fell to $160 million compared with $331 million for the first quarter of 2003.

     Securities gains decreased to $4.3 million for the first quarter of 2004 compared with $9.7 million for the same period of 2003. The company recognized gains from the active management of its securities portfolio of $2.1 million and gains on securities held as an economic hedge of its mortgage servicing rights of $2.2 million in 2004. This is compared with gains from securities portfolio management of $6.5 million and gains from mortgage servicing hedging activities of $3.2 million last year.

     Outstanding loans totaled $7.5 billion at March 31, 2004, compared with $7.0 billion a year ago and $7.5 billion at December 31, 2003. Total commercial and commercial real estate loans decreased $28 million during the first quarter of 2004 while mortgage loans increased $44 million. Energy loans, which are included in commercial loans, decreased 10 percent to $1.1 billion during the first quarter as currently high energy prices provided cash flow to the industry. The decrease in outstanding energy loans was partially offset by a 7 percent increase in outstanding loans to the retail/wholesale sector and a 4 percent increase in loans to the manufacturing sector.

     "Payments in the energy sector masked an otherwise strong performance in the commercial loan portfolio," said Lybarger. "Commercial loans grew by more than 3 percent since year end, excluding energy. Loan opportunities have increased noticeably, reflecting the positive economic trends."

     Credit quality improved from last year. Nonperforming assets were $52 million or .70 percent of outstanding loans at March 31, 2004, compared with $56 million or .82 percent at March 31, 2003. Net charge-offs for the first quarter of 2004 decreased to $5.8 million compared with $6.3 million a year ago. This credit quality performance reduced the company's provision for loan losses to $7.0 million for the first quarter of 2004 compared with $9.9 million last year. The allowance for loan losses was 1.75 percent of outstanding loans and 280 percent of nonperforming loans at March 31, 2004, compared with 1.75 percent and 236 percent, respectively, at March 31, 2003.

     Deposit growth continued. Outstanding deposits totaled $9.4 billion at March 31, 2004, an increase of $731 million from March 31, 2003, and $146 million since December 31. Demand deposits at March 31, 2004, grew 32 percent compared with the same time last year and 17 percent compared with year-end 2003.

     Operating expenses rose $16.9 million, or 17 percent, compared with the first quarter of 2003. The increase in operating expenses included $4.1 million related to the cost of appreciated securities contributed to the BOk Charitable Foundation. Operating expenses increased 13 percent excluding this contribution. Personnel costs increased $4.4 million, including $2.6 million from Colorado State Bank and Trust and $1.6 million from recently-adopted executive deferred compensation plans. The cost of these plans varies with changes in the value of BOK Financial common stock in addition to performance measured against pre-defined targets. Data processing and communications expense increased $2.9 million, or 25 percent, due primarily to higher transaction card, trust and deposit processing volumes. Amortization expense from the new core data processing system implemented in the fourth quarter of 2003 also contributed to the increase. Mortgage banking expenses, including provision for impairment of mortgage servicing rights, increased $2.9 million compared with the first quarter of 2003 as changes in interest rates affected both the value of servicing rights and related amortization expense.

     BOK Financial is a regional financial services company that provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. Holdings include Bank of Albuquerque, N.A., Bank of Arkansas, N.A., Bank of Oklahoma, N.A., Bank of Texas, N.A., Colorado State Bank and Trust, N.A., BOSC, Inc., and the TransFund electronic funds network. Shares of BOK Financial Corporation are traded on the NASDAQ under the symbol BOKF. For more information, visit our website at www.bokf.com.

     This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial Corp., the financial services industry and the economy generally. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "plans," "projects," variations of such words, and similar expressions are intended to identify such forward-looking statements. Management judgements relating to, and discussion of the provision and allowance for credit losses involve judgements as to future events and are inherently forward-looking statements. Assessments that BOKF's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events, based in part on information provided by others which BOKF has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expressed, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to, (1) the ability to fully realize expected cost savings from mergers within the expected time frames, (2) the ability of other companies on which BOKF relies to provide goods and services in a timely and accurate manner, (3) changes in interest rates and interest rate relationships,
(4) demand for products and services, (5) the degree of competition by traditional and non-traditional competitors, (6) changes in banking regulations, tax laws, prices, levies, and assessments, (7) the impact of technological advances, and (8) trends in customer behavior as well as their ability to repay loans. BOK Financial Corp. and its affiliates undertake no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.